UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 10, 2017

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2017, TransEnterix, Inc. (the “Company”) and its domestic subsidiaries, as co-borrowers, entered into a Loan and Security Agreement (the “Loan Agreement”) with Innovatus Life Sciences Lending Fund I, LP, as Lender and Collateral Agent (the “Lender”). Under the Loan Agreement, the Lender has agreed to make certain term loans in the aggregate principal amount of up to $17,000,000, with funding of the first $14,000,000 tranche expected to occur upon satisfaction of customary funding conditions. The Company will be eligible to draw on the second tranche of $3,000,000 upon achievement of certain milestones, including Senhance Clearance (as defined below). So long as the Company meets each Interest-Only Milestone (as defined below), the Company is entitled to make interest-only payments for up to twenty-four (24) months, and at the end the interest-only period, the Company will be required to repay the term loans over a two-year period based on a twenty-four (24) month amortization schedule, with a final maturity date occurring on the fourth anniversary of the initial funding date. However, the interest-only period will end if the Company fails to meet any Interest-Only Milestone, and commencing on the first day of the month following such failure to achieve an Interest-Only Milestone, the Company will be required to repay the term loans over a two year period based on a twenty-four (24) month amortization schedule. The interest-only milestones require the Company to (i) achieve certain twelve month revenue targets, measured quarterly commencing with quarter ending March 31, 2018, (ii) meet a minimum capital raising threshold through the sale and issuance of equity securities during the period from April 10, 2017 through May 31, 2018 and (iii) obtain clearance for commercialization of the Senhance Surgical Robotic System (“Senhance”) by the U.S. Food and Drug Administration (“Senhance Clearance”) by May 30, 2018 (each such milestone, an “Interest-Only Milestone”).

The term loans bear interest at a fixed rate equal to 11% per annum, of which 2.5% can be paid in-kind and added to the outstanding principal amount of the term loans until the earlier of (i) the first anniversary following the funding date and (ii) the Company’s failure to achieve an Interest-Only Milestone. The term loans will be required to be repaid if the term loans are accelerated following an event of default. In addition, the Company is permitted to prepay the term loans in full at any time upon five (5) business days written notice to the Lenders. Upon the earliest to occur of the maturity date, acceleration of the term loan, or prepayment of the term loan, the Company is required to make a final payment equal to the total term loan commitment multiplied by four percent (4%) (the “Final Fee”); provided, however, that in the event the Company refinances its obligations with the Lender after Senhance Clearance, no Final Fee or Prepayment Fee (as defined below) will be due thereunder; provided, further, that if the Company elects to refinance its obligations prior to the funding of the second tranche, the Final Fee with respect to the second tranche shall be paid in full on the date of such refinance. Any prepayment of the term loans in full, whether mandatory or voluntary, must include (i) the Final Fee, (ii) interest at the default rate (which is the rate otherwise applicable plus five percent (5%)) with respect to any amounts past due, (iii) the Lenders’ expenses and all other obligations that are due and payable to the Lenders and (iv) a prepayment fee of three percent (3%) if the term loans are paid in full on or before the first anniversary of the effective date, two percent (2%) if paid off after the first anniversary but on or before the second anniversary of the effective date and one percent (1%) if paid off after the second anniversary but on or before the third anniversary of the effective date (the “Prepayment Fee”).

In connection with the funding, the Company is obligated to make a facility fee payment of $170,000 on the date of funding of the first tranche. In addition, the Company will issue warrants to the Lender to purchase shares of the Company’s common stock. The warrants will be issued on the funding date of each tranche and will expire five (5) years from such issue date. The warrant to be issued in connection with funding of the first tranche will entitle the Lender to purchase up to 1,244,746 shares of the Company’s common stock at an exercise price of $1.00 per share.

The Company’s obligations under the Loan Agreement are secured by a security interest in all of the assets of the Company and its current and future domestic and material foreign subsidiaries, including a security interest in the intellectual property. The Loan Agreement contains customary representations and covenants that, subject to exceptions, restrict the Company’s ability to do the following things: declare dividends or redeem or repurchase equity interests; incur additional liens; make loans and investments; incur additional indebtedness; engage in mergers, acquisitions, and asset sales; transact with affiliates; undergo a change in control; add or change business locations; and engage in businesses that are not related to its existing business. Under the terms of the Loan Agreement, the Company is required to maintain minimum unrestricted cash in an amount equal to (x) six million dollars ($6,000,000.00), at all times prior to Senhance Clearance; and (y) at all times thereafter, the least of (i) $6,000,000, (ii) the Company’s trailing three (3) months’ cash used to fund operating activities as determined as of the most recent month end and (iii) the then outstanding principal amount of the term loans together with accrued but unpaid interest.

The foregoing is a summary of the Loan Agreement and the warrants and is qualified in its entirety by reference to the complete text of the Loan Agreement and form of Warrant to Purchase Stock, which are filed as Exhibits 10.1 and 4.1, respectively to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The Company entered into a payoff letter dated as of May 10, 2017, with Silicon Valley Bank and Oxford Finance LLC pursuant to which the Company terminated that certain Amended and Restated Loan and Security Agreement, dated September 26, 2014, by and among the Company and its subsidiaries, Silicon Valley Bank, as Lender and Oxford Finance LLC as Lender and Collateral Agent, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated August 14, 2015, the Consent and Second Amendment to Amended and Restated Loan Agreement dated September 18, 2015, the Third Amendment to Amended and Restated Loan and Security Agreement dated November 13, 2015, the Consent and Fourth Amendment to Amended and Restated Loan and Security Agreement dated April 19, 2016 and the Fifth Amendment to Amended and Restated Loan and Security Agreement dated September 7, 2016 (collectively, the “SVB Loan Agreement”). The Company repaid all amounts owed under the SVB Loan Agreement of approximately $11.1 million.

The foregoing description of the SVB Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the SVB Loan Agreement, including amendments thereto, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2014, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2015, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2015, Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2015, Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2016, and incorporated herein by reference.

3

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.03	Material Modification to the Rights of Security Holders.

The Loan Agreement imposes restrictions on the Company’s ability to declare dividends.

Item 8.01	Other Events.

The Company issued a press release on May 10, 2017, announcing its entry into the Loan Agreement. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: May 10, 2017	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock for warrants to be issued to the Lender

10.1	Loan and Security Agreement, dated May 10, 2017, by and among TransEnterix, Inc., TransEnterix Surgical, Inc., TransEnterix International, Inc. and SafeStitch LLC, as Borrower, and Innovatus Life Sciences Lending Fund I, LP, as Lender and Collateral Agent (including form of Secured Promissory Note as Exhibit D).

99.1	Press Release of TransEnterix, Inc. dated May 10, 2017